Exhibit 99.1

FOR ADDITIONAL INFORMATION:

Investor Relations Contact:	Media/Editorial Contact:

Applied Micro Circuits Corporation Scott Dawson	The Ardell Group Angela Edgerton
Phone: (858) 535-4217	Phone: (858) 792-2941
E-Mail: sdawson@amcc.com	E-Mail: angela@ardellgroup.com

Thursday, September 14, 2006

Company Press Release

AMCC TO RESTATE FINANCIAL STATEMENTS

SUNNYVALE—September 14, 2006—Applied Micro Circuits Corporation [NASDAQ: AMCC] today announced that the Company’s Audit Committee has substantially completed its review of the Company’s stock option grant practices and related accounting. The Audit Committee has concluded that the Company should have used different measurement dates for the purpose of computing compensation costs for certain stock option grants. As a result, new accounting measurement dates are being applied to the affected option grants and the Company expects to recognize up to $200 million in non-cash stock-based compensation expense beginning in fiscal year 1998. This amount primarily relates to options awarded during fiscal years 2000 through 2002. Additional details regarding these grants will be included in the Company’s restated financial statements, which will be filed as soon as practicable. Pending final completion of the Audit Committee’s review and review by the Company’s independent public accountants, the Company’s financial statements and all financial press releases and similar communications issued by the Company for the periods beginning with fiscal 1998 should not be relied upon.

About AMCC

AMCC is a global leader in network and embedded PowerPC processing, optical transport and storage solutions. Our products enable the development of converged IP-based networks offering high-speed secure data, high-definition video and high-quality voice for carrier, metropolitan, access and enterprise applications. AMCC provides networking equipment vendors with industry-leading network and communications processing, Ethernet, SONET and switch fabric solutions. AMCC is also the leading vendor of high-port count SATA RAID controllers enabling low-cost, high-performance, high-capacity storage. AMCC’s corporate headquarters are located in Sunnyvale, California. Sales and engineering offices are located throughout the world. For further information regarding AMCC, please visit our web site at http://www.amcc.com.

Forward Looking Statement:

This news release contains forward-looking statements including statements regarding the additional estimated compensation expense to be recognized by the Company and the filing of restated financial statements. These forward looking statements are only predictions based on current information and expectations and are subject to certain risks and uncertainties, including, but not limited to, the results of the independent public accountants’ review of the Audit Committee’s conclusions, the Securities and Exchange Commission’s inquiry relating to the Company’s option grant practices, the investigation into those practices by the U.S. Attorney, and derivative lawsuits filed since July 2006. More information about potential factors that could affect the Company’s business and financial results is included in the “Risk Factors” set forth in the Company’s Annual Report on Form 10-K for the year ended March 31, 2005, and the Company’s other filings with the Securities and Exchange Commission. Actual results could differ materially, as a result of such factors, from those set forth in the forward- looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release. All forward-looking statements are qualified in their entirety by this cautionary statement, and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the issuance of this news release.

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AMCC is a registered trademark of Applied Micro Circuits Corporation. The PowerPC name and logo are registered trademarks of IBM Corporation and used under license therefrom. All other trademarks are the property of their respective owners.